 Exhibit 99.1

FOR IMMEDIATE RELEASE:

April 19, 2010

INTERNATIONAL ISOTOPES INC. ANNOUNCES A URANIUM DE-CONVERSION SERVICES AGREEMENT WITH LOUISIANA ENERGY SERVICES FOR ITS URENCO USA FACILITY

IDAHO FALLS, IDAHO, April 19, 2010.  International Isotopes Inc. (OTC Bulletin Board: INIS) announces it has entered into an agreement with Louisiana Energy Services (LES), a wholly owned subsidiary of URENCO, to provide depleted uranium de-conversion services for LES’s URENCO USA facility (formerly the National Enrichment Facility), located in Eunice, NM. URENCO USA is expected to begin commercial enrichment operations this Spring.

The term of this agreement extends for the first five years of INIS’s operation of its planned uranium de-conversion facility.  The agreement is contingent upon INIS meeting certain performance milestones in the construction and planned start-up of the facility by the end of 2013.  Pursuant to the agreement, LES will provide certain minimum volumes of depleted material to INIS for de-conversion with the option to process further material.

INIS has previously announced its plans to construct the first ever uranium de-conversion and fluorine extraction processing facility at a location west of Hobbs, NM, about thirty miles from URENCO USA.  This facility will accept depleted uranium hexafluoride from enrichment facilities such as URENCO USA for fee-based de-conversion services.  Depleted uranium hexafluoride is a product of uranium enrichment, a process necessary to make uranium useable as reactor fuel.  After the depleted uranium hexafluoride is de-converted by INIS into uranium tetrafluoride, the uranium tetrafluoride can be used as the feedstock for INIS's fluorine extraction process (FEP).  The FEP is a patented process that can produce high-purity fluoride gas products from the depleted uranium tetrafluoride.  These high value products enjoy a robust current market in the world.  The Company purchased the patents for the FEP in 2004, and has been operating its FEP gas facility in Idaho since 2006, testing components and analytical processes for the larger New Mexico facility.

This agreement with LES represents one of four potential revenue streams we anticipate will be produced by the INIS facility.  In addition to payment for de-conversion services under the LES agreement and from other potential enrichment facilities, INIS intends to sell anhydrous hydrofluoric acid and valuable industrial fluoride gasses that are each extracted during the de-conversion and FEP processes, respectively. Those gasses can be used to make important products such as silicon for solar cells and computer chips. The agreement with LES also calls for INIS to provide some related ancillary for-fee services, such as uranium hexafluoride cylinder cleaning, inspection, and re-testing.

During 2009, INIS made significant progress on the project, including completion of the conceptual design, signing an agreement with the New Mexico Environment Department, and submittal of the license application to the Nuclear Regulatory Commission.  The NRC accepted that license application for formal review in 2010.

Steve T. Laflin, President and CEO of INIS said, “INIS is extremely pleased to have this agreement with LES in place.  Once our planned facility is constructed and operational, it will provide INIS with an important first customer for our planned facility, and it provides LES with expanded options in the management of its depleted uranium inventory and a range of additional value-added services.  LES is a leader in our country’s expanded commercial enrichment activities, and the opening of URENCO USA is a landmark event.  We believe that the completion of the de-conversion services agreement with LES is important to our business planning and to the future financing of the project.  We have long believed it is important to establish a commercial option for dealing with depleted uranium from the front end of the fuel cycle, and this agreement confirms the enrichment industry’s interest in that commercial option.  By combining de-conversion with FEP, the INIS facility will provide a unique way to address the by-product of uranium enrichment and recycle it into gasses that are being used today in a host of industrial product manufacturing applications.  This is a major step for the Company and its shareholders.”

Gregory Smith, Chief Operating Officer and Chief Nuclear Officer for URENCO USA said, “We are happy to welcome INIS to Lea County, NM.  LES found a home here almost five years ago and we’re delighted when a good business decision aligns so well with the LES commitment to support the Lea County EnergyPlex.”

About International Isotopes Inc.

International Isotopes Inc. manufactures a full range of nuclear medicine calibration and reference standards, high purity fluoride gases, and a variety of cobalt-60 products such as teletherapy sources.  The Company also provides a wide selection of radioisotopes and radiochemicals for medical devices, calibration, clinical research, life sciences, and industrial applications and provides a host of analytical, measurement, recycling, and processing services on a contract basis to clients.

International Isotopes Inc. Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statements with respect to the Company's goals, planning for the depleted uranium project, advantages in the management of depleted uranium inventory, the value of services provided to our customers, revenue to be generated from the agreement with LES, additional revenue generating opportunities, future financing of the project, and further commercial interest in the company’s project.  Information contained in such forward-looking statements is based on current expectations and is subject to change.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of International Isotopes Inc. to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Other factors, which could materially affect such forward-looking statements, can be found in International Isotopes Inc.'s filings with the Securities and Exchange Commission at www.sec.gov, including our annual report on Form 10-K for the year ending December 31, 2009.  Investors, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and International Isotopes, Inc. undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

FOR  MORE INFORMATION CONTACT:

Jim Drewitz

Creative Options Communications

Investor and Public Relations

jim@jdcreativeoptions.com

Phone:  830-669-2466

For more information, please visit the Company web site:  www.intisoid.com

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